As filed with the Securities and Exchange Commission on January 23, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vertical Aerospace Ltd.

Unit 1 Camwal Court, Chapel Street,

Bristol BS2 0UW

United Kingdom

+44 117 457-2094

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, New York 10168

+1 (800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Robbie McLaren, Esq. J. David Stewart, Esq. Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000	Sanjay Verma Vertical Aerospace Ltd. Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW United Kingdom +44 117 457-2094

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-275430

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Vertical Aerospace Ltd. (the “Registrant”) is filing this Registration Statement on Form F-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-3 (File No. 333-275430) (the “Prior Registration Statement”), which was declared effective by the Commission on November 16, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $11,250,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all information incorporated by reference therein, and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

The following documents are filed as part of this registration statement on Form F-3.

Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
5.1*	Opinion of Walkers (Cayman) LLP.
5.2	Opinion of Latham & Watkins LLP. (incorporated by reference to Exhibit 5.2 to the Prior Registration Statement).	F-3	333-275430	5.2	November 9, 2023	Filed
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the London, United Kingdom, on the 23rd day of January, 2025.

VERTICAL AEROSPACE LTD.

By:	/s/ Stuart Simpson
Name: Stuart Simpson
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stuart Simpson	Chief Executive Officer (Principal Executive Officer, and acting Principal Financial Officer and Principal Accounting Officer) and Director	January 23, 2025
Stuart Simpson

*	Director	January 23, 2025
Kathy Cassidy

*	Director	January 23, 2025
Stephen Fitzpatrick

*	Director	January 23, 2025
Gur Kimchi

*By:	/s/ Stuart Simpson
Stuart Simpson
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd. has signed this Registration Statement on Form F-3 in the City of New York, State of New York, on January 23, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name: Colleen De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.

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